FIRST ALBANY COMPANIES INC.


                                                             April 25, 1996

Dear Shareholder:

The 1996 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the offices of the Company at 30 South Pearl Street, Albany, New York on Thursday, May 30, 1996, at 10:00 A.M. (EST).

The attached material includes the Notice of Annual Meeting and Proxy Statement which describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Over 87% of the outstanding shares were represented at last year's Annual Meeting and it is important that your shares be represented at this meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.



                                                         Sincerely yours,



                                                        /s/ George C. McNamee
                                                        ----------------------
                                                        George C. McNamee
                                                        Chairman of the Board




                          FIRST ALBANY COMPANIES INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  May 30, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the "Company") will be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Thursday, May 30, 1996 at 10:00 A.M.
(EST) for the following purposes:

1.    To elect eight Directors whose term of office will expire in 1997;
2.    To approve an amendment to the 1989 Stock Incentive Plan;
3. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending September 27, 1996; and
4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Common Stock of record as of the close of business on April 22, 1996, are entitled to receive notice of and vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

                                            By order of the Board of Directors



                                           /s/ Michael R. Lindburg
                                           --------------------------
                                            Michael R. Lindburg
                                            Secretary


Albany, New York
April 26, 1996




                           FIRST ALBANY COMPANIES INC.

                              30 South Pearl Street
                             Albany, New York  12207
                                  ____________

                                 PROXY STATEMENT
                                  ____________

                         ANNUAL MEETING OF SHAREHOLDERS
                    _________________________________________

                                  May 30, 1996


This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the shareholders of First Albany Companies Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company at 30 South Pearl Street, Albany, New York, on Tuesday, May 30, 1996, at 10:00 A.M.
(EST), and any adjournments thereof. These proxy materials are being mailed on or about April 30, 1996, to holders of record on April 22, 1996, of the Company's Common Stock.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder, or, if no instructions are indicated, will be voted FOR the slate of directors described herein; FOR the approval of the amendment to the 1989 Stock Incentive Plan; FOR the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company; and, as to any other matter of business that may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers, and other employees of the Company, by telephone, telegraph, telex, in person, or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy material to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

                                   THE COMPANY

The Company, which was incorporated under the laws of the State of New York in November 1985, is a holding company which, through its principal wholly-owned subsidiary, First Albany Corporation ("First Albany"), is an investment banking, securities trading, and brokerage firm serving corporations, governments, and institutional and individual investors.

                                VOTING SECURITIES

Holders of record at the close of business on April 22, 1996, of the Company's Common Stock, par value $.01 per share ("Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote. The Company's Certificate of Incorporation does not provide for cumulative voting.

On  April  22,  1996,  4,511,689 shares of Common Stock were  outstanding.   The
presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

Assuming the presence of a quorum at the Annual Meeting, (1) the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors, and (2) the affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of the amendment to the 1989 Stock Incentive Plan, and (3) the affirmative vote of a majority of the outstanding shares of Common Stock is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company, as well as any other matter of business that may properly be brought before the Annual Meeting.


               STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of March 30, 1996, by (i) persons owning more than 5% of the Common Stock, (ii) each director of the Company and the executive officers included in the Summary Compensation Table and (iii) all officers and directors of the Company as a group.

                                                      Shares Beneficially Owned
                                                      -------------------------
Name                                                       Number     Percent
- - --------------------------------------------------       --------    --------
George C. McNamee (1)(2)(4)                               707,257      13.52%
Alan P. Goldberg (2)(4)                                   646,704      12.36%
J. Anthony Boeckh                                           7,033        .13%
Hugh A. Johnson, Jr. (2)(4)                               141,059       2.70%
Daniel V. McNamee III (1)                                  87,479       1.67%
Charles L. Schwager                                        10,000       0.19%
Benaree P. Wiley                                            1,025        .01%
Edwin T. Brondo                                             3,645        .07%
David J. Cunningham (2)(4)                                121,706       2.33%
Michael R. Lindburg (2)(4)                                111,195       2.13%
First Albany Employee Stock Bonus Plan (2)              1,115,831      21.32%
The McNamee Family Trust, Barbara C. M. Dudley and
     Daniel V. McNamee  III, Trustees under Agreement
     dated September 12, 1977                             218,524       4.18%
All officers and directors of the Company as a
     group (3)(4)                                       3,047,673      58.26%
________________________________

(1) Does not include interest as residual beneficiary under the McNamee Family Trust, and with respect to Daniel V. McNamee III as trustee under the Trust.
(2) The Board of Directors of the Company serves as the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan
       (the "Stock Bonus Plan").  Daniel V. McNamee III serves as Trustee of the
       Trust  created thereby.   Pursuant to the terms of the Stock Bonus Plan,
       individual employees are  permitted  to  direct the vote of shares
       allocated  to  their  respective accounts.   The  number of shares
       beneficially owned by Messrs. G. McNamee, Goldberg, Johnson, Cunningham, and Lindburg includes the shares allocated to the respective accounts of such person under the Stock Bonus Plan as of March 31, 1996, all of which shares are fully vested.
(3)    Includes all shares beneficially owned by such persons, shares  owned by the McNamee Family Trust, and all shares held under the Stock Bonus Plan.
(4)    Includes  162,978,  176,707, 33,501, 56,952, and  56,952  options  to
       purchase   shares,   granted  to  Messrs.  G.  McNamee,   Goldberg,
       Johnson, Cunningham, and Lindburg, respectively, all of which options are currently exercisable.


                       COMPENSATION OF EXECUTIVE OFFICERS
                           Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Co-Chief Executive Officers of the Company at the end of fiscal year 1995, and the other executive officers constituting the most highly compensated executive officers of the Company (the "Named Executive Officers").



                                                                     Long Term
                                                                     ---------
                             Annual Compensation                     Compensation
                             -------------------                     ------------
                                                                     Awards
                                                                     ------
- - ------------------------------------------------------------------------------------------------------
                                                                     Shares            All Other
   Name & Principal       Year      Salary      Bonus                Underlying        Compen-
      Position                                                       Options (1)(4)    sation (2)
- - ------------------------------------------------------------------------------------------------------
George C. McNamee         1995     200,000     325,000                           0         5,969
Chairman & Co-Chief       1994     200,000     375,000                      72,931         5,927
Executive Officer         1993     200,000     375,000                      36,465         5,722
- - ---------------------     ----     -------     -------               ---------------   ---------------
Alan P. Goldberg,         1995     200,000     325,000                           0         6,000
President & Co-Chief      1994     200,000     325,000                      72,931         5,896
Executive Officer         1993     200,000     375,000                      36,465         5,722
- - ---------------------     ----     -------     -------               ---------------   ---------------
Hugh A. Johnson, Jr.      1995     189,000     250,000                           0         5,981
Senior Vice President     1994     189,000     250,000                           0         5,914
                          1993     189,000     250,000                           0         5,722
- - ---------------------     ----     -------     -------               ---------------   ---------------
Edwin T. Brondo,          1995     175,000     112,500                           0             0
Vice President (3)        1994     175,000     125,000                           0        30,250
- - ---------------------     ----     -------     -------               ---------------   ---------------
David J. Cunningham       1995     135,000     100,000                           0         1,225
Vice President            1994     135,000     110,000                           0         1,226
Chief Financial           1993     135,000     110,000                      21,105         1,225
Officer
- - ---------------------     ----     -------     -------               ---------------   ---------------
Michael R. Lindburg,      1995     135,000     120,000                           0         5,991
Secretary &               1994     135,000     130,000                           0         3,360
General Counsel           1993     135,000     130,000                      21,105         1,325
- - ---------------------     ----     -------     -------               ---------------   ---------------



(1)    Adjusted to reflect stock dividends through March 31, 1996.
(2) Represents, as to Messrs. McNamee, Goldberg, Johnson, Cunningham, and Lindburg, contributions by the Company to the Employee Stock Bonus Plan, a tax qualified employee benefit plan in which all employees of the Company are eligible to participate; for Mr. Brondo, it represents reimbursement of moving and relocation expenses.
(3)    Mr. Brondo became an officer of the Company in 1994.
(4) During the fiscal year 1993, Messrs. McNamee and Goldberg voluntarily surrendered 36,465 stock options granted to each of them during fiscal year 1993, and 17,380 stock options granted to each of them during fiscal year 1992, to increase the number of stock options available for grant under the Stock Incentive Plan.

No Named Executive Officer received personal benefits or perquisites during fiscal year 1995 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.


                 Aggregated Fiscal Year-End Stock Option Values

The following table provides information related to the number and value of unexercised stock options held at fiscal year end, all of which stock options are currently exercisable.

                                                              Value of
                                         Number of            Unexercised
                                         Unexercised          In-the-Money
                                         Stock Options at     Stock Options
                                         Fiscal Year-End      at Fiscal Year-End
- - --------------------------------------------------------------------------------
George C. McNamee                           162,978              361,574
Alan P. Goldberg                            176,707              462,099
Hugh A. Johnson, Jr.                         33,501              148,744
David J. Cunningham                          56,952              228,546
Michael R. Lindburg                          56,952              228,546



                     EXECUTIVE COMPENSATION COMMITTEE REPORT

                                    Overview

The Compensation Committee establishes the compensation policies applicable to the executive officers of the Company.

                              Compensation Policies

Compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performances thereby aligning their interests with the interests of the Company's shareholders.

Salaries of executive officers are intended to be relatively moderate, and are set at levels which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short- and long-term corporate performance through annual cash bonuses and stock option grants.

As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in each of the past three fiscal years, approximately two-thirds of the annual cash compensation of Messrs. G. McNamee and Goldberg, the Company's Co-Chief Executive Officers (the "Co-CEOs"), was paid as an annual bonus. Thihs is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.

                                   Base Salary

A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of each of the Co-CEOs' recommendations.

Salaries and salary adjustments are based on the responsibilities, performance, and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighing of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

                            The Stock Incentive Plan

In past years, awards under the Stock Incentive Plan have supplemented the bonuses paid to Named Executive Officers. All of the stock options granted under the Stock Incentive Plan have been qualified incentive stock options, and the number of options granted to the executive officers, in general, reflect the decision of the Executive Compensation Committee to allocate a portion of compensation in stock options, the value of which is directly linked to the future financial success of the Company. No awards under the Stock Incentive Plan were made to the Named Executive Officers for fiscal year 1995.

                   Compensation of Co-Chief Executive Officers

The total compensation paid to each of the Company's Co-CEOs for the fiscal year ended September 30, 1995, was $525,000. For fiscal year 1995, each of the Co-CEOs received a base salary of $200,000, and additional bonus compensation of $325,000.

The specific bonus an executive receives is dependent on his level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula. Assessments of individual performance are also made annually by the Executive Compensation Committee after receiving the recommendations of the Co-CEOs. Such assessments are based on a number of factors, including individual and corporate performance, initiative, business judgment, and management skills. Messrs. G. McNamee and Goldberg's fiscal year 1995 award reflects each of their significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the financial results for fiscal year 1995.

                                                COMPENSATION COMMITTEE
                                                        Hugh L. Carey, Chairman
                                                        J. Anthony Boeckh
                                                        Charles L. Schwager


                                Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Lipper Composite Brokerage Firm Index for the period from September 30, 1990, to September 30, 1995. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1990, and that all dividends, if any, were reinvested.

                    Comparison of the Company's Common Stock


                          1990      1991      1992      1993      1994      1995
                          ----      ----      ----      ----      ----      ----
First Albany               100   161.42     208.37    263.46    270.60    368.23

S&P 500 Index              100   131.10     145.57    164.25    170.29    220.88

Lipper Composite
Firm Index                 100   188.84     214.64    377.09    288.76    452.10


                              ELECTION OF DIRECTORS

The Board of Directors has nominated and recommends the election of each of the nominees set forth below in the table under the caption "Directors and Executive Officers" as a director of the Company to serve until the next Annual Meeting of Shareholders or until his/her successor is duly elected and qualified. Each nominee, with the exception of Walter Fiederowicz, is currently a director of the Company.

Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a nominee designated by the Board of Directors, unless the Board reduces the number of directors. At present, it is anticipated that all nominees will be candidates.

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Consequently, so long as a quorum is present, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form, unless otherwise directed, will be voted for the election as directors of the eight nominees named below.

                 Directors and Executive Officers of the Company

The directors nominated for election and executive officers of the Company are as follows:

GEORGE C. McNAMEE, age 49, joined First Albany in 1969. From 1975 until 1989, he served as President of First Albany. He has served as Chairman of First Albany since 1984 and Co-Chief Executive Officer since 1993. Mr. McNamee serves on the Board of Directors of Home Shopping Network, Inc., the National Securities Clearing Corporation, the New York State Science and Technology Foundation, and MapInfo Corporation. He previously served as a member of the Governor's Commission on State and Local Fiscal Policies and as Chairman of the State Debt Reform Committee for New York State. He also serves as Chairman of the Committee on Clearance and Settlement of the Securities Industry Association. Mr. McNamee has been Chairman and a director of the Company since its incorporation in 1985.

ALAN P. GOLDBERG, age 50, joined First Albany in 1980 and shortly thereafter became Executive Vice President. Mr. Goldberg became President of First Albany in 1989 and Co-Chief Executive Officer in 1993. He is a past member of the
Board of Governors of the Boston Stock Exchange and past chairman of the District Business Conduct Committee of the National Association of Securities Dealers. Mr. Goldberg is Chairman of the Board of Trustees of the Albany
Institute of History and Art, is Chair-elect of the Albany-Colonie Chamber of Commerce and a Director of the Center for Economic Growth and the Albany Symphony Orchestra. Mr. Goldberg has been a director of the Company since its incorporation in 1985.

DANIEL V. McNAMEE III, age 51, is Chairman of The Publishing and Media Group, formerly McNamee Consulting Company Inc., a management consulting firm specializing in the media communications industry since 1981. Mr. McNamee is a member of the Audit Committee has been a director of the Company since its incorporation in 1985.

J. ANTHONY BOECKH, Ph.D., age 57, is Chairman and Chief Executive Officer of BCA Publications Ltd., Montreal, Canada, and has been Editor-in-Chief of The Bank Credit Analyst since 1971. Mr. Boeckh is also a principal of Greydanus, Boeckh and Associates Inc., Montreal, Canada, a fixed income specialty manager. He also serves on other industry and community boards. Mr. Boeckh has been a director of the Company since 1986, and serves as a member of the Executive Compensation Committee.

WALTER FIEDEROWICZ, age 49, a private investor, is a member of the Board of Directors of Colonial Data Technologies Corp. (CDT), a telecommunications product and service provider headquartered in New Milford, Connecticut. Mr. Fiederowicz served as Chairman of CDT from 1994 until March 1996, and on the Board of Directors since 1985. From January 1991 until July 1994, he held various positions, including Executive Vice President and Chairman, and served as Director of Conning Corporation, the parent company of an investment firm.
He is also a director of Photronics, Inc., a photomask manufacturer. Mr. Fiederowicz was Chairman and a Director of Covenant Mutual Insurance Company, a property and casualty insurance company ("Covenant") from 1989 until March 1993, and was President and Chief Executive Officer of Covenant from 1989 until December 1992. Covenant was placed in rehabilitation by the Insurance Commissioner of the State of Connecticut in 1993 and subsequently liquidated as a result of losses in connection with insurance claims relating to Hurricane Andrew.

HUGH A. JOHNSON, JR., age 55, joined First Albany in 1977 and is currently Senior Vice President and the Chief Investment Officer. He is also Chairman of First Albany Asset Management Corporation. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is a Director of the New York State Business Development Corporation and serves on other state and community boards. Mr. Johnson has served as Senior Vice President of the Company since its incorporation in November 1985 and as a director of the Company since 1990.

BENAREE P. WILEY, age 49, is President and Chief Executive Officer of The Partnership, a Boston-based organization formed by business and civic leaders to promote the development of professionals of color through access to corporate, municipal, and state leaders. Ms. Wiley is a member of the Board of Directors of The Boston Company and a Trustee of Boston College and the Boston Children's Museum. From 1989 to 1991, Ms. Wiley served as Director of Graduate Admissions for Harvard Law School and from 1987 through 1991, she maintained a private consulting practice. Ms. Wiley serves as Chairperson of the Audit Committee and has been a director of the Company since 1993.

CHARLES L. SCHWAGER, age 52, founded Loanet, Inc. in 1981, a provider of on-line, real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. Mr. Schwager served as
President of Loanet, Inc. from 1981 to 1994, when the company was sold. He continues to be employed by Loanet, Inc. in a consulting capacity. Mr. Schwager is a member of the Audit and Executive Compensation Committees and has been a director of the Company since 1995.

George C. McNamee and Daniel V. McNamee, III are brothers.

                          Board and Committee Meetings

The Board of Directors held six meetings during the Company's fiscal year ended September 30, 1995. Each current Director attended 75% or more of the aggregate number of meetings of the Board of Directors that were held during the period in which he/she was a director.

The Audit Committee, responsible for reviewing the Company's financial statements, met twice during the fiscal year. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report, and their recommendations, and recommends the selection of the Company's independent auditors. Following the close of the fiscal year 1995, the Audit Committee met to review the report of the Company's independent auditors for fiscal year 1995. During fiscal year 1995, the Audit Committee was comprised of Messrs. Schwager and D. McNamee and Ms. Wiley.

The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company, compensation under the Management Bonus Compensation Plan, and the granting of stock options under the Stock Incentive Plan and awards under the Restricted Stock Plan. Following the close of the fiscal year 1995, the Executive Compensation Committee met to review and to approve the compensation of the Named Executive Officers. The Executive Compensation Committee was comprised of Messrs. Carey, Boeckh, and Schwager.

The Board of Directors does not have a nominating committee.

During 1995, the Company paid directors who are not executive officers of the Company an annual retainer of $6,000 and $2,500 per meeting attended, plus reimbursement of reasonable expenses. In addition, the Chairman of any committee and non-employee members of such committees are paid $250 and $200, respectively, per meeting attended.

In the ordinary course of its business, First Albany Corporation extends credit to employees, including Directors and Officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

The Stock Incentive Plan was initially adopted by the stockholders of the Company in February 1989 and amended February 1992 and March 1994. The Stock Incentive Plan provides for grants of incentive stock options, nonqualified stock options, and stock appreciation rights to be issued to officers and key employees of the Company. The Stock Incentive Plan presently covers an aggregate of 1,253,996 shares of Common Stock (adjusted to reflect stock dividends), which may be issued to officers and key employees under the Stock Incentive Plan. At March 29, 1996, there remained 338,556 shares available for future stock option grants. As of that date, stock options for 724,669 shares were outstanding, exercisable at a range between $3.87 per share and $7.98 per share. On April 25, 1996, the Board of Directors approved a plan to grant options to purchase up to 250,000 shares to employees other than executive officers of the Company. Upon completion of this Plan only 88,556 shares will remain eligible for future grant. The Board of Directors believes that amending the current plan to increase the maximum number of shares of Common Stock available for issuance under the Stock Incentive Plan is essential to enable the Company to continue to provide a crucial incentive in the recruitment and retention of key employees. Accordingly, the Board of Directors adopted on April 25, 1996, subject to shareholder approval, an amendment to the Stock Incentive Plan to increase by 500,000 shares the number of shares of Common Stock of the Company available for issuance under the Stock Incentive Plan. As amended the Company would then be authorized to issue up to 1,753,996 shares under the Stock Incentive Plan. The Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by ensuring continuity of management and increased incentive on the part of officers and other key employees of the Company responsible for major contributions to effective management, through facilitating their acquisition of equity interests in the Company. Accordingly, the Board of Directors recommends to First Albany's stockholders the approval of the amendment of the Stock Incentive Plan, the text of which is attached as Annex A to this Proxy Statement. The following summary describes briefly the principal features of the Stock Incentive Plan, and is subject to the text of the Stock Incentive Plan.

                       Summary of the Stock Incentive Plan

Subject to the approval of the April 25, 1996 amendment. The Stock Incentive Plan will allow for the issuance of up to 1,753,996 shares under the Stock Incentive Plan. Common Stock issued pursuant to the Stock Incentive Plan may be either authorized and unissued Common Stock or reacquired Common Stock, or both. The Stock Incentive Plan is administered by the Stock Option Committee appointed by the Board of Directors which consists of not less than three persons who may or may not be Directors of the Company. The Executive Compensation Committee of the Board of Directors serves as the Stock Option Committee.

Under the Stock Incentive Plan, the Stock Option Committee has the authority to select employees to receive grants under the Stock Incentive Plan, whether such a grant shall consist of incentive stock options, nonqualified stock options or a combination thereof and whether such grant shall include stock appreciation rights, the number of shares that may be purchased under each stock option, the exercise price per share of Common Stock and the other terms and conditions of each grant under the Stock Incentive Plan.

All employees of the firm are entitled to participate in the Stock Incentive Plan. With respect to future grants it is not possible at this time to determine who may be selected to receive stock options under the Stock Incentive Plan or the number of grants that may be made to any employee. Such selection and determination will be made by the Stock Option Committee on the basis of the duties, responsibilities, and present and future contributions of employees to the success of the Company.

Options granted under the Stock Incentive Plan may be exercised by the optionee in accordance with the terms of such optionee's stock option, but in no event later than the earlier of (i) termination of employment for any reason or (ii) ten years following the date of grant (or such shorter period as the Stock Option Committee may provide). Options granted under the Stock Incentive Plan are not transferable and lapse upon termination of employment with the Company. The aggregate fair market value, determined on the date of grant, of the shares of Common Stock with respect to which incentive stock options are granted under the Stock Incentive Plan and any other plan of the Company or its parent or subsidiary which are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise of a stock option must be accompanied by payment in full of the purchase price. In the event of a change in the Company's structure or capitalization which affects its outstanding Common Stock as described in the Stock Incentive Plan, the aggregate number and kind of shares which are subject to stock options under the Stock Incentive Plan and the purchase price per share of shares will be appropriately adjusted by the Stock Option Committee.

In the case of incentive stock options, the purchase price per share may not be less than the fair market value of the stock on the date the stock option is granted. The purchase price of incentive stock options granted to an optionee who at the time of grant is the beneficial owner of more than 10% of the total combined voting power of all classes of stock of the Company, its subsidiaries and affiliates may not be less than 110% of the fair market value on the date of grant. The purchase price of a nonqualified stock option may be such price as the Stock Option Committee may determine in excess of the par value of the stock subject to the nonqualified stock option.

If an optionee's employment with the Company is terminated for any reason after such optionee's exercise of a stock option granted under the Stock Incentive Plan, the optionee, or if the optionee's employment is terminated by reason of death, his executors, administrators, legatees or distributees of his estate, as the case may be, must, within thirty days of the optionee's termination of employment, offer to sell the shares covered thereby to the Company at their fair market value on the date of the optionee's termination of employment.

The Company, within sixty days of receipt of the optionee's offer, has the right but not the obligation to purchase all or any portion of such shares at such price. However, if the optionee's employment with the Company is terminated by reason of voluntary termination of employment, retirement, disability, or death within two years of the date of grant of an incentive stock option under the Stock Incentive Plan or within one year of the date of transfer to the optionee of shares covered thereby pursuant to exercise of the incentive stock option, the Company may but is not obligated to defer the repurchase of shares covered by such incentive stock option until the expiration of two years from the date of grant or one year from the date of transfer of shares on exercise.

The Stock Option Committee may also grant stock appreciation rights ("SARs") to employees granted related stock options under the Stock Incentive Plan. An SAR granted in tandem with either incentive stock options or nonqualified stock options may only be exercised if the employee surrenders the right to exercise the related stock option (or portion thereof) and at such time when the fair market value of the shares underlying the stock option exceeds the option price for such shares. Upon exercise of an SAR and surrender of the related stock option, an employee will be entitled to receive an amount equal to the excess of the fair market value of one share at the time of such surrender over the stock option price per share specified in such stock option times the number of such shares called for by the stock option, or portion thereof, which is surrendered. Payment may be made in cash, shares of Common Stock, or a combination thereof. SARs may not be exercised before six months from date of grant.

An optionee exercising a nonqualified stock option and SAR must pay the Company the minimum amount required to be withheld for taxes under applicable law. The optionee may also elect to pay an additional amount not to exceed his total tax liability. The minimum and any additional tax payments shall be referred to herein as "Withholding Taxes." Withholding Taxes shall be paid to the Company at the optionee's election in one of the following methods (or combination thereof): by check; transfer of shares with an aggregate fair value equal to the Withholding Taxes; or if exercising a nonqualified stock option or SAR for shares, by electing to have the Company withhold from the resulting stock distribution an amount equal to the Withholding Taxes.

The Stock Incentive Plan provides that, if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the Board of Directors may, in its discretion and without further shareholder approval, make such adjustments as may be equitably required in the number or kind of shares of Common Stock subject to, or the option price per share under, any outstanding stock option. The Board of Directors has, in the past, done so.

The Board of Directors may amend the Stock Incentive Plan at any time, but no amendment that increases the aggregate number of shares which may be subject to stock options granted pursuant to the Stock Incentive Plan shall be effective unless and until the amendment is approved by the stockholders of the Company (other than equitable adjustments referred to in the immediately preceding paragraph which will not constitute amendments).

The Stock Incentive Plan will terminate on February 27, 1999, unless terminated earlier by action of the Board of Directors.

No grants of options have been made to any Named Executive Officer since the beginning of the 1995 fiscal year. During fiscal year 1995 grants of options totaling 122,571 shares were made to employees other than Named Executive Officers at a price range between $7.14 and $7.98.

                                  Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the Stock Incentive Plan as amended. Consequently, any shares not voted (whether by abstention or broker non-votes) have the same effect as votes against the proposed amendment to the Stock Incentive Plan.

                         Federal Income Tax Consequences

The Company has been advised that under the present provisions of the Internal Revenue Code the federal income tax consequences of the Stock Incentive Plan are as follows:

With respect to Nonqualified Stock Options: The granting of a nonqualified stock option will not result in taxable income to the employee or a deduction in computing the income tax of the Company or any subsidiary. Upon exercise of a nonqualified option, the excess of the fair market value of the shares acquired over the option price is (a) taxable to the optionee as ordinary income and (b) deductible in computing the Company's income tax, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

With respect to Incentive Stock Options: An optionee will not be deemed to receive any income at the time an incentive stock option is granted or exercised. If an optionee does not dispose of the shares acquired on exercise of an incentive stock option within the two-year period beginning on the day after the day of the grant if the incentive stock option or within the one-year period beginning on the day after the day of the transfer of the shares to him, under present federal income tax law the gain (if any) on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long-term capital gain and any loss he may sustain on such sale will be treated as long-term capital loss.

If the optionee disposes of the shares within the two-year or one-year period referred to above, the disposition is a "disqualifying disposition," and the optionee will generally realize ordinary income taxable as compensation in the year of the disqualifying disposition to the extent of the excess of the fair market value of the shares on the date of purchase over the option price, and the balance, if any, will be long-term or short-term capital gain depending, generally, on whether the shares were held more than one year after the incentive stock option was exercised. To the extent the optionee recognizes compensation income with respect to a disqualifying disposition, the Company will be entitled to a corresponding deduction.

With respect to Stock Appreciation Rights: The inclusion of an SAR in a stock option will not result in taxable income to the optionee or a deduction in computing the income tax of the Company. However, the amount of any cash, or the fair market value of any shares, received by the employee pursuant to the exercise of any such right will be, upon receipt by the optionee, taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

The Board of Directors recommends a vote FOR approval of the amendment to the Stock Incentive Plan.




                 SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS

The Board of Directors has recommended that the accounting firm of Coopers & Lybrand L.L.P. be selected as the Company's independent auditors for the fiscal year ending September 30, 1996, subject to shareholder ratification.

Coopers & Lybrand L.L.P. conducted the audit for the fiscal year ended September 30, 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

In the event the shareholders fail to ratify the selection of Coopers & Lybrand L.L.P., the selection of independent auditors will be submitted to the Board of Directors for reconsideration and selection. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company.

The Board of Directors recommends that shareholders vote FOR the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company.


                                  OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 1997 must do so no later than October 31, 1996. To be eligible for inclusion in the 1997 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent fiscal year. Written requests for such Reports should be directed to:

               Mr. David J. Cunningham
       Vice President & Chief Financial Officer
             First Albany Companies Inc.
                30 South Pearl Street
                     P.O. Box 52
             Albany, New York  12201-0052

You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                   By Order of the Board of Directors



                                   /s/ Michael R. Lindburg
                                   -----------------------
                                   Michael R. Lindburg
                                   Secretary

April 26, 1996







                                     ANNEX A

                            1989 Stock Incentive Plan

1. Purpose. The purpose of the First Albany Companies Inc. 1989 Stock Incentive Plan (the "Plan"), is to secure for the Company and its subsidiaries and affiliates, the benefits of the additional incentive inherent in the ownership of the Company's Common Stock, $.01 par value (the "Common Stock") by key employees and officers of the Company and its subsidiaries and affiliates who are important to the success and the growth of the business of Company and to help the Company secure and retain the services of such persons.

2. Awards. Awards under the Plan may be (a) incentive stock options intended to satisfy the requirements of Section 422A of the Code ("Incentive Options"),
(b) stock options not intended to qualify as Incentive Options ("Nonqualified Options") and (c) Stock Appreciation Rights ("SARs") granted in tandem with Options. Incentive Options and Nonqualified Options are occasionally hereinafter referred to as "Options." Options are rights to purchase Common Stock and are subject to terms, conditions, and restrictions specified in
Section 6 as applicable to each type of Option. A SAR is a right to receive the difference, in cash or stock, between the exercise price of an Option, and the fair market value of the underlying Common Stock on the date of exercise, that is awarded subject to the terms, conditions, and restrictions specified in
Section 7.

3. Administration. The Plan shall be administered under the supervision of the Board of Directors of the Company (the "Board"), which shall exercise its powers, to the extend herein provided, through the agency of the Stock Option Committee (the "Committee") which shall be appointed by the Board and shall consist of at least three persons who may or may not be members of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. No member of the Committee shall, at the time he exercises discretion with respect to the Plan, be eligible or, at anytime within one year prior thereto, have been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any subsidiary or affiliate thereof.
The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive.

The Committee shall have the authority and responsibility, generally within the limitations of the Plan, to determine (1) the persons to whom Options are to be granted, (2) whether a grant hereunder is to consist of an Incentive Option, a Nonqualified Option or a combination thereof and whether any such grant shall include SARs, (3) the number of shares that may be purchased under each Option and (4) the other terms and conditions (not inconsistent with the Plan) of each grant under the Plan (including but not limited to restrictions and limitations upon the shares of Common Stock issuable upon the exercise of an Option).

The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

4. Stock Subject to Options. Subject to the provisions of Section 10 hereof, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall be 1,753,996 shares. If, and to the extent that, Options granted under the Plan terminate or expire without having been exercised the shares covered by such terminated or expired Options may be the subject of further grants under the Plan. Shares sold upon the exercise of any Option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury or both.

5. Employees Eligible. Under the Plan, Options may be granted to any key employee or officer of the Company who is an employee of the Company, or a subsidiary or affiliate of the Company. In determining the persons to whom Options are to be granted and the number of shares to be covered by an Option, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. A person receiving an Option under the Plan is hereinafter referred to as an "Optionee".

6.  Provisions Applicable to Options.

     (a) Price. The purchase price of each share of Common Stock purchasable under any Option granted under the Plan shall be as determined by the Committee, which in the case of Incentive Options shall not be less than the fair market value of a share of Common Stock at the time the Option is granted, provided, however, that the purchase price of each share of Common Stock purchasable under any Incentive Option granted to any Optionee owning at the time of such grant stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and subsidiary or affiliated corporations shall not be less than 110% of the fair market value of such share as determined above.

     (b) Per Employee Limitation for Incentive Options. The aggregate fair market value, determined on the date of grant, of the shares of the Company's Common Stock with respect to which Incentive Options granted under the Plan and any other plan of the Parent or its parent or subsidiary which are exercisable for the first time by any employee during any calendar year shall not exceed $100,000.

     (c) Exercisability and Duration of Options. Any Option granted under the Plan shall become exercisable in whole or in part after the expiration of such period of time, if any, following the date on which such Option was granted (subject to the limitations of the next paragraph of this Paragraph
     (c)) or after the occurrence of such event or events, as the committee in its discretion may provide upon the granting thereof. No portion of any Option not exercised prior to the termination of any Optionee's employment by the Company shall become exercisable thereafter for any reason whatsoever.
     The unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (i) The expiration of 10 years from the date on which such Option was granted;

         (ii) The termination of the Optionee's employment with the Company for any reason;

         (iii) In whole or in part, at such earlier time or upon the occurrence of such earlier event as the Committee in its discretion may provide upon the granting of such Option.


     (d) Exercise of Options. Except as the Company may otherwise provide, Options granted under the Plan may be exercised by the Optionee during the months of September, October, November, December, or January as to all or part of the shares covered thereby, in accordance with the terms of such Optionee's Option. An Optionee shall exercise such Options by the giving of written notice of the exercise thereof to the company at its principal office, specifying the number of shares to be purchased and specifying a business day, not less than 5 days nor more than 15 days for the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased.

     The Company shall cause a certificate for the shares os purchased to be delivered to the Optionee at its principal office, against payment of the purchase price by certified or official bank check on the date specified in the notice of exercise.

     (e) Non-Transferability of Options. An Option granted under the Plan or any right evidenced thereby shall not be transferable and shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

     (f) Rights of Optionee. The Optionee shall have none of the rights of a shareholder of the company with respect to the shares subject to an Option granted under the Plan until a certificate or certificates for such shares have been issued upon the exercise of such Option.

     (g)  Resale of Stock to Company.

          (i) If the Optionee's employment with the Company is terminated for any reason after such Optionee's exercise of an Option granted under the Plan, the Optionee, or if the Optionee's employment is terminated by reason of death, his executors, administrators, legatees or distributees of his estate, as the case may be, shall, within thirty days of the Optionee's termination of employment, offer to sell the shares covered thereby to the Company for their fair market value on the date of the Optionee's termination of employment.

          (ii) The Company shall, within sixty days of receipt of the Optionee's offer, have the right but not the obligation to purchase all or any portion of such shares at such price. Anything in the immediately preceding sentence to the contrary notwithstanding, if the Optionee's employment with the Company is terminated by reason of voluntary termination of employment, retirement, disability, or death within two years of the date of grant of an Incentive Option under the Plan or within one year of the date of transfer to the Optionee of shares covered thereby pursuant to exercise of the Incentive Option, the Company may but shall not be obligated to defer the repurchase of shares covered by such Incentive Option until the expiration of two years from the date of grant or one year from the date of transfer of shares on exercise.

          (iii) An offer made pursuant to this Paragraph (g) shall be made in writing and delivered in person to the Secretary of the Company or mailed by registered or certified mail addressed to the company at its principal office and to the attention of its Secretary. Payment of the purchase price shall be made upon delivery to the Company of certificates for the purchased shares properly endorsed with any necessary stock transfer stamps affixed or provided for and, if sold by the executors, administrators, legatees or distributees of the Optionee, accompanies by appropriate tax waivers.

7. Stock Appreciation Rights. The Committee may also grant SARs to employees granted related Options under the Plan. A SAR may be exercised only at a time when the fair market value of a share of the company's Common Stock exceeds the option price for such shares, the Option is otherwise exercisable, and at the time of such exercise the employee surrenders the privilege of exercising the related Option to the extent that the employee exercises a SAR. Upon exercise of a SAR and surrender of the related Option (or any portion of such Option), the employee shall be entitled to receive an amount equal to the excess of the fair market value of one share at the time of such surrender over the Option price per share specified in such Option times the number of such shares called for by the Option, or portion thereof, which is so surrendered. Such payment shall be made as determined by the committee, in its sole discretion, either in
(i) cash or (ii) shares of Common Stock valued at fair market value as of the date of exercise or (iii) partly in cash and partly in shares of the Common Stock. The Committee shall also determine whether, and if so to what extent, an exercise of an Option shall be required as a condition to entitling an employee to exercise a SAR. No SAR can be exercised by an Optionee within six months of the date of grant and only then if the company has been subject to the reporting requirements of Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act") for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period. The Company, in its discretion, may impose additional conditions upon the exercise of SARs by Optionees subject to the reporting requirements of Section 16(a) of the Exchange Act.

8. Tax Withholding. Each Optionee exercising a Nonqualified Option or SAR shall pay to the Company the minimum amount required to be withheld from the distribution resulting from such exercise under applicable federal, state, and local income tax and employment tax laws. In addition, the Optionee may elect to pay to the Company an amount which, when aggregated with the minimum withholding amount, does not exceed the Optionee's total estimated federal, state and local income and employment tax liability with respect to such exercise. The minimum withholding amount and any additional amount that the Optionee elects to pay pursuant to this Section 8 shall be referred to herein as "Withholding Taxes." Payment of such Withholding Taxes shall be subject to the following terms and conditions:

          (i) The Withholding Taxes shall be payable as of the date income from the exercise is includible in the Optionee's gross income for federal income tax purposes (the "Tax Date").

          (ii) If the Optionee is exercising a Nonqualified Option or exercising a SAR for shares, the Optionee shall satisfy his Withholding Tax payment obligations in one of the following methods (or a combination thereof) at his election:

               (A) by remitting to the Company a check in the amount of the Withholding Taxes;

               (B) by remitting to the Company a number of shares of common Stock having an aggregate fair market value at the Tax Date as found by the committee equal to the amount of the Withholding Taxes; or

               (C) by electing to have the company withhold from the resulting stock distribution either (I) if the Tax Date is the same as the exercise date, the number of shares of Common Stock having an aggregate fair market value at the Tax Date as found by the  committee equal to the amount of the  Withholding Taxes,  or
               (II) if the Tax Date will be at a time subsequent  to
               the exercise date, the number of shares of common Stock having an aggregate fair market value at the exercise date as found by the Committee equal to the amount of Withholding Taxes that would be payable if the Tax Date were the same as the exercise date. In the situation described in clause (C)(II), if at the Tax Date the amount of Withholding Taxes payable is greater than the amount previously withheld from the stock distribution, the Optionee shall remit the difference in cash or in shares of the common Stock having an aggregate fair market value at the Tax Date as found by the Committee equal to the difference.

          (iii) If the Optionee is exercising a SAR for cash, the Company shall withhold from the resulting cash distribution the minimum amount of Withholding Taxes required by law. If such Optionee elects to pay an additional amount of Withholding Taxes pursuant to this Section 8, he may elect to have the Company withhold from the cash distribution such additional amount, or he may elect either of the payment methods described in clauses (A) or (B) of Section 8(ii) or a combination thereof with respect to such additional amount.

          (iv) Any election by the Optionee of a Withholding Tax payment method described in Clauses (A) or (B) of Section 8(ii), above, must be made on or prior to the Tax Date and will be irrevocable and subject to the approval of the Committee.

          (v) If the Optionee is a director or officer of the Company or its Parent within the meaning of Section 16(a) of the Exchange Act, an election to pay Withholding Taxes in the manner described in clauses
          (B) or (C) of Section 8(ii), above, cannot be made until at least six months after the grant of the Nonqualified Option or SAR to be exercised (except that this limitation shall not apply in the event the death or disability of the Optionee occurs prior to expiration of the six-month period). In addition, the officer or director must make such an election either:

               (A)  at least six months prior to the Tax Date; or

               (B) during the ten-day period beginning on the third day following the release of the company's quarterly or annual summary statements of sales and earnings and which period begins prior to the Tax date.

          (vi) If the Optionee elects to pay his Withholding Taxes in shares of Common Stock in the manner described in clauses (A) or (B) of Section 8(ii), such payment shall be made solely in whole shares (and not fractional shares) of such Common Stock. Any balance of Withholding Taxes shall be paid by the Optionee by remitting to the Company a check for such balance.

9. Right to Terminate Employment. Nothing in the Plan or in any Option granted under the Plan shall confer upon any Optionee the right to continue in the employment of the Company or affect the right of the Company to terminate an Optionee's employment at any time, nor cause any Option granted to vest as a result of the exercise by the Company of its right to terminate at any time the employment of an Optionee subject, however, to the provisions of any agreement of employment between the Company and the Optionee.

10. Dilution and Other Adjustments. In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, if the Board shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares of Common Stock subject to, or the option price per share under, any outstanding Option, such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

11. Form of Agreements with Optionees and Participants. The form of each Incentive Option and Nonqualified Option granted under the Plan shall be in such form as the Committee shall in its discretion determine.

12. Legend on Certificates. The Company may, to the extent deemed necessary or advisable, endorse an appropriate legend referring to the restrictions imposed by Section 6 upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any Option granted under the Plan.

13. Amendment, Expiration and Termination of the Plan. Under the Plan, Options may be granted at any time and from time to time prior to the expiration of ten years from the date of adoption of the Plan by the Board, at which time the Plan will expire, except as to Options then outstanding. The Plan will remain in effect with respect to outstanding Options until such Options have been exercised or have expired. The Plan may be extended, terminated or modified at any time prior to the expiration of ten years from the date of adoption of the Plan by the Board except with respect to any Options then outstanding under the Plan, provided that any increase in the maximum number of shares subject to Options specified in Section 4 hereof shall be subject to the approval of the Company's shareholders unless made pursuant to the provisions of Section 10 hereof. No amendment of the Plan shall adversely affect any right of any Optionee with respect to any Option theretofore granted under the Plan.

15.   Shareholder Approval and Effective Date.  The Plan shall be  effective  on
March   1,  1989,  subject  to  the  approval  of  the  Plan  by  the  Company's shareholders.

16. Governing Law. The Plan and any Agreement entered into under the Plan with an Optionee pursuant to Section 11 hereof shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of New York.